FOR IMMEDIATE RELEASE

Media Contact	Investor Contact
Sharon Rothwell	Maria Duey
Vice President — Corporate Affairs	Vice President — Investor Relations
313.792.6028	313.792.5500
sharon_rothwell@mascohq.com	maria_duey@mascohq.com
MASCO CORPORATION REPORTS 2007 RESULTS
Masco Corporation 2007 Highlights:
     Full-Year 2007
•	Net sales from continuing operations declined seven percent to $11.8 billion.

•	Income from continuing operations was $1.62 per common share, excluding non-cash impairment charges for goodwill and other intangible assets.

•	Income from continuing operations, as reported, was $1.06 per common share.

•	Free cash flow before dividends was approximately $980 million.

•	The Company returned $1.2 billion to shareholders through share repurchases (31 million common shares) and dividends.

•	The quarterly dividend was increased by five percent, the 49th consecutive year in which dividends have been increased.
Taylor, Mich., (February 12, 2008) — Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the year ended December 31, 2007 declined seven percent to $11.8 billion compared with $12.7 billion for 2006. North American sales declined 12 percent and International sales increased 15 percent. In local currencies, International sales increased five percent compared with 2006.
Results for 2007 were adversely affected by lower sales volume of installation and other services, assembled cabinets and windows and doors in the new home construction market and a decline in consumer spending for home improvement products.
Income from continuing operations was $1.62 per common share and $1.99 per common share for 2007 and 2006, respectively, excluding non-cash impairment charges for goodwill and other intangible assets. Including these charges, income from continuing operations, as reported, was $397 million or $1.06 per common share and $478 million or $1.20 per common share for the years ended December 31, 2007 and 2006, respectively.
The Company has been focused on the rationalization of its businesses, including sourcing programs, business consolidations, plant closures, headcount reductions, plant start-ups, systems implementations and other initiatives. During 2007 and 2006, the Company incurred net costs and charges of $79 million pre-tax ($.13 per common share, after tax,

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net of an $8 million gain from the sale of fixed assets) and $47 million pre-tax ($.08 per common share, after tax), respectively, related to these initiatives.
During 2007, the Company recognized non-cash, pre-tax impairment charges for goodwill and other intangible assets aggregating $227 million ($.56 per common share, after tax) and non-cash, pre-tax impairment charges for financial investments aggregating $22 million ($.04 per common share, after tax). During 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $317 million ($.79 per common share, after tax) and non-cash, pre-tax impairment charges for financial investments aggregating $101 million ($.16 per common share, after tax).
Fourth Quarter 2007
Fourth quarter 2007 net sales from continuing operations declined eight percent to $2.7 billion compared with $2.9 billion for the fourth quarter 2006. North American sales declined 13 percent and International sales increased 11 percent. In local currencies, International sales increased one percent compared with the fourth quarter of 2006.
Income from continuing operations was $.19 per common share and $.35 per common share for the fourth quarters of 2007 and 2006, respectively, excluding non-cash impairment charges for goodwill and other intangible assets. Including these charges, loss from continuing operations, as reported, was $140 million or $.39 per common share and $169 million or $.44 per common share for the fourth quarters of 2007 and 2006, respectively.
During the fourth quarters of 2007 and 2006, the Company incurred costs and charges of $19 million pre-tax ($.03 per common share, after tax) and $5 million pre-tax ($.01 per common share, after tax), respectively, related to the rationalization of its businesses. During the fourth quarters of 2007 and 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill and other intangible assets aggregating $227 million ($.58 per common share, after tax) and $307 million ($.79 per common share, after tax), respectively.
Outlook 2008
Economic conditions remain difficult in a number of the Company’s markets. Housing starts declined 25 percent in 2007, due to excessive inventories of homes and less attractive mortgage terms. The Company expects a further decline in housing starts in 2008 and continued softness in sales of existing homes. In addition, the Company anticipates a decline in consumer spending for home improvement products and, notwithstanding recent activities by the Federal Reserve and the government to stimulate economic growth, the Company believes that 2008 will be a difficult year for the overall U.S. economy. In the fourth quarter of 2007, the Company also experienced a softening of demand for certain of its International products due to declining European economies. As a result, the Company currently estimates that its 2008 sales will decline high-single to low-double digits compared with 2007.
While forecasting future business conditions in the current uncertain economic environment remains challenging, the Company currently believes that 2008 earnings will be in a range of $.85 to $1.15 per common share and that free cash flow (cash from

2

operations, after capital expenditures and before dividends) will continue to be relatively strong and approximate $700 million. This guidance reflects the Company’s estimate that 2008 housing starts will decline an additional 25 to 33 percent, to a range of 900,000 to one million units, compared with 1.3 million units in 2007.
The Company also expects that consumer spending for home improvement products will continue to decline and that demand for certain of the Company’s International products, which increased five percent in local currencies in 2007, will moderate. In addition, the Company’s guidance reflects an estimated full-year 2008 tax rate of approximately 42 to 43 percent (due to the U.S. tax on the anticipated repatriation of foreign earnings to utilize favorable provisions of the U.S. tax law) which, compared to the Company’s normalized tax rate of approximately 36 percent, will reduce earnings by approximately $.11 per common share, as well as continued relatively higher costs for certain commodities, including copper and commodities impacted by energy costs.
The Company expects market conditions in its industry, in the next several quarters, to be very challenging. The Company is confident of its strategy of dividend increases and share repurchases while concentrating on organic growth, improving returns and generating superior cash flow. The Company’s strategy, together with the leveraging of the combined market strength of its retail service, distribution and installation capabilities, brands and scale, will allow Masco to continue to drive long-term growth and value for its shareholders.
Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.
A conference call regarding items contained in this release is scheduled for Tuesday, February 12, 2008 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 312-0716 (confirmation #4347917). The conference call will be webcast simultaneously on the Company’s website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco’s website or by phone by dialing (719) 457-0820 (replay access code #4347917) approximately two hours after the end of the call and will continue through February 19, 2008.
Masco Corporation’s press releases and other information are available through the Company’s toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco’s website at www.masco.com.
# # #
Statements contained herein that reflect the Company’s views about its future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s results may differ materially from the results discussed in such forward-looking statements. For an explanation of various factors that may affect our performance, refer to our most recent Annual Report on Form 10-K (particularly the “Risk Factors” section) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company believes that certain non-GAAP performance measures and ratios that may be contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

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MASCO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
For the Three Months and Twelve Months Ended December 31, 2007 and 2006
(In Millions, Except Per Common Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$2,698	$2,931	$11,770	$12,718
Cost of sales	2,008	2,191	8,559	9,212

Gross profit	690	740	3,211	3,506
Selling, general and administrative expenses	500	489	2,025	2,050
Income regarding litigation settlement	—	(1)	—	(1)
Impairment charges for goodwill and other intangible assets	227	307	227	317

Operating profit (loss)	(37)	(55)	959	1,140
Other income (expense), net	(59)	(53)	(189)	(226)

Income (loss) from continuing operations before income taxes, minority interest and cumulative effect of accounting change, net	(96)	(108)	770	914
Income taxes	34	55	336	409

Income (loss) from continuing operations before minority interest and cumulative effect of accounting change, net	(130)	(163)	434	505
Minority interest	10	6	37	27

Income (loss) from continuing operations before cumulative effect of accounting change, net	(140)	(169)	397	478
(Loss) income from discontinued operations, net	(11)	(18)	(11)	13
Cumulative effect of accounting change, net	—	—	—	(3)

Net income (loss)	$(151)	$(187)	$386	$488

Earnings per common share (diluted):
Income (loss) from continuing operations before cumulative effect of accounting change, net	$(0.39)	$(0.44)	$1.06	$1.20
(Loss) income from discontinued operations, net	(0.03)	(0.05)	(0.03)	0.03
Cumulative effect of accounting change, net	—	—	—	(0.01)

Net income (loss)	$(0.42)	$(0.49)	$1.03	$1.22

Average diluted common shares outstanding	360	385	373	400

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has accounted for the 2007 disposition of a European business unit in the Decorative Architectural Products segment and the September 2006 disposition of a business unit in the Other Specialty Products segment as discontinued operations.
In April 2007 and July 2007, the Company also completed the sale of two relatively small business units in the Plumbing Products segment; these business units were included in continuing operations through their respective dates of sale.
Fourth Quarter 2007
•	Net sales from continuing operations declined eight percent, with North American sales declining 13 percent and International sales increasing 11 percent. In local currencies, International sales increased one percent compared with the fourth quarter of 2006.

•	Key retailer sales from continuing operations declined five percent in the 2007 fourth quarter compared with a decline of one percent for the nine months ended September 30, 2007 and a decline of seven percent in the 2006 fourth quarter.

•	Sales changes by segment in the fourth quarter of 2007 versus the fourth quarter of 2006 were:
•	Cabinets and Related Products sales declined 11 percent;

•	Plumbing Products sales increased three percent;

•	Installation and Other Services sales declined 19 percent;

•	Decorative Architectural Products sales declined one percent; and

•	Other Specialty Products sales declined 12 percent.
•	Fourth quarter 2007 results were adversely affected by lower sales volume of installation and other services, assembled cabinets and windows and doors in the new home construction market and a decline in consumer spending for home improvement products.
•	Fourth quarter 2007 results were positively affected by increased retail sales of paints and stains and International plumbing products.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Fourth Quarter 2007 (continued)
•	The Company has been focused on the rationalization of its businesses, including sourcing programs, business consolidations, plant closures, headcount reductions, plant start-ups, systems implementations and other initiatives. During the fourth quarters of 2007 and 2006, the Company incurred costs and charges of $19 million pre-tax ($.03 per common share, after tax) and $5 million pre-tax ($.01 per common share, after tax), respectively, related to these initiatives.
•	During the fourth quarter of 2007, the Company recognized non-cash, pre-tax impairment charges for goodwill and other intangible assets aggregating $227 million ($208 million or $.58 per common share, after tax). The impairment charges for goodwill and other intangible assets principally related to changes in the long-term outlook for certain business units in the Other Specialty Products segment and one business unit in the Plumbing Products segment. During the fourth quarter of 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $307 million ($307 million or $.79 per common share, after tax).
•	Income from continuing operations was $.19 per common share and $.35 per common share for the fourth quarters of 2007 and 2006, respectively, excluding non-cash impairment charges for goodwill and other intangible assets.
•	Loss from continuing operations was $140 million or $.39 per common share and $169 million or $.44 per common share for the fourth quarters of 2007 and 2006, respectively, including non-cash impairment charges for goodwill and other intangible assets.
•	Net loss for the fourth quarter of 2007, including discontinued operations, was $151 million or $.42 per common share. Net loss for the fourth quarter of 2006, including discontinued operations, was $187 million or $.49 per common share.
•	The Company’s diluted common shares for purposes of calculating (loss) earnings per common share were 360 million for the fourth quarter of 2007 compared with 385 million for the fourth quarter of 2006. For the fourth quarters of 2007 and 2006, one million and five million, respectively, of contingent common shares were not included in the computation of diluted (loss) per common share due to their anti-dilutive effect.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Fourth Quarter 2007 (concluded)
•	Results benefited from net gains related to financial investments of $3 million pre-tax ($.01 per common share, after tax) and $8 million pre-tax ($.01 per common share, after tax) in the fourth quarters of 2007 and 2006, respectively.
•	Gross margins were 25.6 percent in the fourth quarter of 2007 compared with 25.2 percent in the fourth quarter of 2006.
•	Operating (loss) profit margins, as reported, were (1.4) percent in the fourth quarter of 2007 compared with (1.9) percent in the fourth quarter of 2006. Excluding non-cash, pre-tax impairment charges for goodwill and other intangible assets of $227 million and pre-tax costs and charges related to business rationalizations and other initiatives of $19 million, operating profit margins were 7.7 percent in the fourth quarter of 2007. Excluding non-cash, pre-tax impairment charges for goodwill of $307 million and pre-tax costs and charges related to profit improvement programs of $5 million, operating profit margins were 8.8 percent in the fourth quarter of 2006.
•	SG&A expenses as a percent of sales, including general corporate expense, were 18.5 percent in the fourth quarter of 2007 compared with 16.7 percent in the fourth quarter of 2006, reflecting increased bad debt expense, principally related to the new home construction market, and increased severance and other employee separation-related costs, as well as lower sales volume.
•	General corporate expense was 1.4 percent of sales in the 2007 fourth quarter and 1.7 percent in the 2006 fourth quarter.
•	Excluding the impairment charges for goodwill and other intangible assets in 2007 and 2006, as anticipated, the Company’s tax rate was 40 percent in the fourth quarter of 2007 compared with 28 percent in the fourth quarter of 2006. The lower tax rate for the fourth quarter of 2006 was the result of the reinstatement of the research and development credit by Congress in the fourth quarter of 2006 and a change in the mix of taxable earnings and lower tax rates.
Full-Year 2007
•	Net sales from continuing operations for 2007 declined seven percent to $11.8 billion compared with $12.7 billion for 2006. North American sales declined 12 percent and International sales increased 15 percent. In local currencies, International sales increased five percent.
•	For the full-year 2007, key retailer sales from continuing operations declined two percent compared with 2006.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Full-Year 2007 (continued)
•	Sales changes by segment for 2007 versus 2006 were:
•	Cabinets and Related Products sales declined 14 percent;

•	Plumbing Products sales increased five percent;

•	Installation and Other Services sales declined 17 percent;

•	Decorative Architectural Products sales increased three percent; and

•	Other Specialty Products sales declined 12 percent.
•	Results were adversely affected by lower sales volume of installation and other services, assembled cabinets and windows and doors in the new home construction market and a decline in consumer spending for home improvement products.
•	Results were positively affected by increased retail sales of paints and stains and International plumbing products.
•	Income from continuing operations was $1.62 per common share and $1.99 per common share for 2007 and 2006, respectively, excluding non-cash impairment charges for goodwill and other intangible assets.
•	Income from continuing operations was $397 million or $1.06 per common share and $478 million or $1.20 per common share for the years ended December 31, 2007 and 2006, respectively, including non-cash impairment charges for goodwill and other intangible assets.
•	Net income for 2007 was $386 million or $1.03 per common share, including loss from discontinued operations, net of $11 million. Net income for 2006 was $488 million or $1.22 per common share, including income from discontinued operations, net of $13 million.
•	The Company has been focused on the rationalization of its businesses, including sourcing programs, business consolidations, plant closures, headcount reductions, plant start-ups, systems implementations and other initiatives. During 2007 and 2006, the Company incurred net costs and charges of $79 million pre-tax ($.13 per common share, after tax, net of an $8 million gain from the sale of fixed assets) and $47 million pre-tax ($.08 per common share, after tax), respectively, related to these initiatives.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Full-Year 2007 (continued)
•	During 2007, the Company recognized non-cash, pre-tax impairment charges for goodwill and other intangible assets aggregating $227 million ($208 million or $.56 per common share, after tax). The impairment charges for goodwill and other intangible assets principally related to changes in the long-term outlook for certain business units in the Other Specialty Products segment and one business unit in the Plumbing Products segment. During 2006, the Company recognized non-cash, pre-tax impairment charges for goodwill aggregating $317 million ($317 million or $.79 per common share, after tax).
•	During 2007, the Company recognized non-cash, pre-tax impairment charges for financial investments aggregating $22 million ($.04 per common share, after tax). During 2006, the Company recognized non-cash, pre-tax impairment charges for financial investments aggregating $101 million ($.16 per common share, after tax).
•	Full-year results benefited from net gains related to financial investments of $43 million pre-tax ($.07 per common share, after tax) and $34 million pre-tax ($.05 per common share, after tax) in 2007 and 2006, respectively.
•	Gross margins were 27.3 percent in 2007 compared with 27.6 percent in 2006. Operating profit margins, as reported, were 8.1 percent in 2007 compared with 9.0 percent in 2006. Full-year 2007 gross margins and operating profit margins were adversely impacted by the slowdown in the new home construction market and a decline in consumer spending for home improvement products.
•	Excluding non-cash, pre-tax impairment charges for goodwill and other intangible assets aggregating $227 million and pre-tax costs and net charges related to business rationalizations and other initiatives of $79 million, operating profit margins were 10.7 percent in 2007. Excluding non-cash, pre-tax impairment charges for goodwill aggregating $317 million and pre-tax costs and charges related to profit improvement programs of $47 million, operating profit margins were 11.8 percent in 2006.
•	SG&A expenses as a percent of sales, including general corporate expense, were 17.2 percent in 2007 compared with 16.1 percent in 2006. Higher SG&A expenses in 2007 reflect increased bad debt expense, principally related to the new home construction market, increased systems implementation costs and increased severance costs.
•	General corporate expense was 1.5 percent of sales in 2007 compared with 1.6 percent in 2006.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Full-Year 2007 (continued)
•	The Company’s reported tax rate on income from continuing operations, excluding the impairment charges for goodwill and other intangible assets was 36 percent in 2007 and 33 percent in 2006. The Company anticipates that its tax rate on income from continuing operations for 2008 will approximate 42 to 43 percent. The increase in the expected tax rate for 2008 is primarily due to U.S. tax on anticipated dividend distributions of low tax foreign earnings. These dividends are being distributed to utilize the favorable provisions of the U.S. income tax law that are scheduled to expire at December 31, 2008. The Company estimates that its tax rate on income from continuing operations for 2009 will approximate 35 to 36 percent.
•	Accounts receivable days at December 31, 2007 were 49 days compared with 50 days a year ago.
•	Inventory days were 48 days at December 31, 2007 compared with 49 days a year ago.
•	Accounts payable days were 43 days at December 31, 2007 compared with 40 days a year ago.
•	Working capital at December 31, 2007 and 2006 (defined as accounts receivable and inventories less accounts payable) was 15.4 percent of sales, and 16.1 percent of sales, respectively.
•	For the twelve months ended December 31, 2007 and 2006, return on invested capital (ROIC) (as reported) was 8.6 percent and 9.8 percent, respectively. For the twelve months ended December 31, 2007 and 2006, ROIC (as reconciled) was 10.3 percent and 12.4 percent, respectively. While the Company remains highly committed to the continued improvement in its ROIC, recent macro business trends have resulted in a reduction in operating profit over the last several quarters, which has negatively impacted ROIC. The Company continues to believe that it will achieve its long-term ROIC goal of 18 percent and will provide guidance as to the timing when there is more clarity in the recovery of the housing and home improvement markets.
•	Capital expenditures, including discontinued operations, were $248 million or 2.1 percent of sales in 2007, compared with $388 million or 3.1 percent of sales in 2006. Depreciation and amortization was $248 million in 2007 compared with $244 million in 2006.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Full-Year 2007 (concluded)
•	During 2007, the Company repurchased 31 million shares (2 million in the fourth quarter of 2007) of Company common stock. The Company had 41 million common shares remaining at December 31, 2007 under its repurchase authorization.
•	During 2007, the Company returned $1.2 billion to shareholders through common share repurchases and dividends. For the five-year period (2003-2007) ended December 31, 2007, the Company has returned over $6 billion to shareholders through the repurchase of 157 million common shares and dividends.
•	In 2007, the Company increased its quarterly dividend by five percent from $.22 to $.23 per common share. The increased quarterly dividend reflects the Company’s favorable long-term outlook, strong balance sheet and cash flow and makes 2007 the 49th consecutive year in which dividends have been increased.
•	The Company’s diluted common shares for purposes of calculating earnings per common share were 373 million for the year ended December 31, 2007 compared with 400 million for the year ended December 31, 2006.
•	The Company’s free cash flow (defined as cash from operations less capital expenditures and before dividends) for 2007 was approximately $980 million. For the five-year period (2003-2007) ended December 31, 2007, the Company’s free cash flow aggregated $5 billion.
•	The Company, as previously announced, acquired Erickson Construction Company and Guy Evans, Inc., which provide products and installation services to the new home construction market. The Company also acquired several relatively small installation service businesses. These acquisitions had annual net sales of over $200 million in 2006 and the total net purchase price of these acquisitions was $202 million.
•	During 2007, the Company also generated $108 million of cash from the net disposition of financial investments and $45 million from the net disposition of certain businesses.
•	At the end of the year, the Company had a strong balance sheet, with over $900 million in cash and cash investments and $2 billion in unused bank lines.

•	Debt as a percent of total capital was 50 percent at December 31, 2007 compared with 53 percent at December 31, 2006.
MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Outlook for 2008
•	Economic conditions remain difficult in a number of the Company’s markets. Housing starts declined 25 percent in 2007, due to excessive inventories of homes and less attractive mortgage terms. The Company expects a further decline in housing starts in 2008 and continued softness in sales of existing homes. In addition, the Company anticipates a decline in consumer spending for home improvement products, and notwithstanding recent actions by the Federal Reserve and the government to stimulate economic growth, the Company believes that 2008 will be a difficult year for the overall U.S. economy. In the fourth quarter of 2007, the Company also experienced a softening of demand for certain of its International products due to declining European economies. As a result, the Company currently estimates that the Company’s 2008 sales will decline high-single to low-double digits compared with 2007.
•	While forecasting future business conditions in the current uncertain economic environment remains challenging, the Company currently believes that 2008 earnings will be in a range of $.85 to $1.15 per common share and that free cash flow (cash from operations after capital expenditures, which are estimated at $240 million, and before dividends) will continue to be relatively strong and approximate $700 million which is two times the Company’s 2007 dividend payments of $347 million. This guidance reflects the Company’s estimate that 2008 housing starts will decline an additional 25 to 33 percent, to a range of 900,000 to one million units, compared with 1.3 million units in 2007. The Company also expects that consumer spending for home improvement products will continue to decline and that demand for certain of the Company’s International products, which increased five percent in local currencies in 2007, will moderate. In addition, the Company’s guidance reflects an estimated full-year 2008 tax rate of approximately 42 to 43 percent (due to the U.S. tax on the anticipated repatriation of foreign earnings to utilize favorable provisions of the U.S. tax law) which, compared to the Company’s normalized tax rate of 36 percent, will reduce earnings by approximately $.11 per common share, as well as continued relatively higher costs for certain commodities, including copper and commodities impacted by energy costs.
•	The Company expects to continue its strategy of returning a minimum of $1 billion annually to shareholders, on average, through share repurchases and dividends as part of its ongoing commitment to value creation. The Company has returned over $6 billion to shareholders over the last five calendar years, including the repurchase of 157 million common shares and dividends.

MASCO CORPORATION
BUSINESS AND FINANCIAL HIGHLIGHTS
Outlook for 2008 (concluded)
•	Based on the current market price for the Company’s common stock, diluted common shares for the computation of earnings per common share at January 1, 2008 were 360 million. This excludes the impact of any 2008 repurchases of common stock. Since January 1, 2008, the Company has repurchased three million common shares.
•	The Company expects market conditions in its industry, in the next several quarters, to be very challenging. The Company is confident of its strategy of dividend increases and share repurchases while concentrating on organic growth, improving returns and generating superior cash flow. The Company’s strategy, together with the leveraging of the combined market strength of its retail service, distribution and installation capabilities, brands and scale, will allow Masco to continue to drive long-term growth and value for its shareholders.
# # #
Statements contained herein that reflect the Company’s views about its future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s results may differ materially from the results discussed in such forward-looking statements. For an explanation of various factors that may affect our performance, refer to our most recent Annual Report on Form 10-K (particularly the “Risk Factors” section) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company believes that certain non-GAAP performance measures and ratios that may be contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

MASCO CORPORATION — 4th Quarter 2007

Page
1	Condensed Consolidated Statements of Operations — 2007 & 2006 by Quarter — Unaudited

2	Notes to Condensed Consolidated Statements of Operations — 2007 & 2006 by Quarter — Unaudited

3	Sales by Segment and Geographic Area - Three Months Ended December 31, 2007 & 2006 — Unaudited

4	Sales by Segment and Geographic Area - Twelve Months Ended December 31, 2007 & 2006 — Unaudited

5	2007 Quarterly Segment Data Excluding Net Costs and Charges for Business Rationalizations and Other Initiatives and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited

6	2007 Quarterly Segment Data Including Net Costs and Charges for Business Rationalizations and Other Initiatives and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited

7	2006 Quarterly Segment Data Excluding Costs and Charges for Profit Improvement Programs and Impairment Charges for Goodwill — Unaudited

8	2006 Quarterly Segment Data Including Costs and Charges for Profit Improvement Programs and Impairment Charges for Goodwill — Unaudited

9	Other Income (Expense), Net — 2007 & 2006 by Quarter — Unaudited

10	Condensed Consolidated Statements of Operations - Three Months Ended December 31, 2007 & 2006 — Unaudited

11	Condensed Consolidated Statements of Income - Twelve Months Ended December 31, 2007 & 2006 — Unaudited

12	Condensed Consolidated Balance Sheets — Unaudited

13	Discontinued Operations — Unaudited GAAP Reconciliations:

14	Sales Growth Excluding the Effect of Acquisitions and Currency Translation — Unaudited

15	Operating (Loss) Profit and Margins — Unaudited

16	Operating Profit and Shareholders’ Equity — Unaudited

MASCO CORPORATION
Condensed Consolidated Statements of Operations
2007 & 2006 — by Quarter — Unaudited
(dollars in millions, except per share data)

	2007					2006
	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- North America	$9,271	$2,048	$2,417	$2,548	$2,258	$10,537	$2,348	$2,710	$2,829	$2,650
- International, principally Europe	2,499	650	642	600	607	2,181	583	569	525	504

- Consolidated	11,770	2,698	3,059	3,148	2,865	12,718	2,931	3,279	3,354	3,154
Cost of Sales	8,559	2,008	2,197	2,241	2,113	9,212	2,191	2,360	2,378	2,283

Gross Profit	3,211	690	862	907	752	3,506	740	919	976	871
(Gross Margin as a % of Sales)	27.3%	25.6%	28.2%	28.8%	26.2%	27.6%	25.2%	28.0%	29.1%	27.6%
S,G&A Expense (before GCE & (Gain) on Sale of Corporate Fixed Assets)	1,852	463	444	498	447	1,847	439	468	472	468
(S,G&A Expense as a % of Sales)	15.7%	17.2%	14.5%	15.8%	15.6%	14.5%	15.0%	14.3%	14.1%	14.8%

Operating Profit (before GCE, (Gain) on Sale of Corporate Fixed Assets, Income Regarding Litigation Settlement & Impairment Charges for Goodwill and Other Intangible Assets)	1,359	227	418	409	305	1,659	301	451	504	403
(Operating Margin as a % of Sales)	11.5%	8.4%	13.7%	13.0%	10.6%	13.0%	10.3%	13.8%	15.0%	12.8%
- North America	1,127	179	346	360	242	1,427	248	392	441	346
(Margin as a % of Sales)	12.2%	8.7%	14.3%	14.1%	10.7%	13.5%	10.6%	14.5%	15.6%	13.1%
- International, principally Europe	232	48	72	49	63	232	53	59	63	57
(Margin as a % of Sales)	9.3%	7.4%	11.2%	8.2%	10.4%	10.6%	9.1%	10.4%	12.0%	11.3%
General Corporate Expense (GCE), Net	181	37	44	49	51	203	50	52	53	48
S,G&A Expense as a % of Sales (Including GCE & (Gain) on Sale of Corporate Fixed Assets)	17.2%	18.5%	16.0%	17.2%	17.3%	16.1%	16.7%	15.9%	15.7%	16.4%
(Gain) on Sale of Corporate Fixed Assets, Net	(8)	—	—	(5)	(3)	—	—	—	—	—
Income Regarding Litigation Settlement	—	—	—	—	—	(1)	(1)	—	—	—
Impairment Charges for Goodwill and Other Intangible Assets	227	227	—	—	—	317	307	—	10	—

Operating Profit (Loss) per F/S	$959	$(37)	$374	$365	$257	$1,140	$(55)	$399	$441	$355

Earnings (Loss) per Common Share (Diluted):
Income (Loss) from Continuing Operations before Cumulative Effect of Accounting Change, Net	$1.06	$(0.39)	$0.57	$0.50	$0.37	$1.20	$(0.44)	$0.57	$0.53	$0.50
(Loss) Income from Discontinued Operations, Net	(0.03)	(0.03)	(0.01)	0.01	—	0.03	(0.05)	0.07	0.01	—
Cumulative Effect of Accounting Change, Net	—	—	—	—	—	(0.01)	—	—	—	(0.01)

Net Income (Loss)	$1.03	$(0.42)	$0.56	$0.51	$0.37	$1.22	$(0.49)	$0.64	$0.54	$0.50

Please see page 2 for Notes.

MASCO CORPORATION
Notes to Condensed Consolidated Statements of Operations
2007 & 2006 — by Quarter — Unaudited
Notes:
-	Operating results for the fourth quarter of 2007 include non-cash impairment charges for goodwill and other intangible assets of $227 million pre-tax ($.58 per common share, after tax).

-	Operating results for the first, second, third and fourth quarters of 2007 include costs and charges related to the business rationalizations and other initiatives of $25 million pre-tax ($.04 per common share, after tax), $23 million pre-tax ($.04 per common share, after tax), $12 million pre-tax ($.02 per common share, after tax, net of an $8 million gain from the sale of fixed assets) and $19 million pre-tax ($.03 per common share, after tax), respectively.

-	Income from continuing operations for the second and third quarters of 2007 includes non-cash impairment charges for financial investments of $10 million pre-tax ($.02 per common share, after tax) and $12 million pre-tax ($.02 per common share, after tax), respectively.

-	Income from continuing operations for the first, second, third and fourth quarters of 2007 includes income related to financial investments of $22 million pre-tax ($.04 per common share, after tax), $7 million pre-tax ($.01 per common share, after tax), $11 million pre-tax ($.02 per common share, after tax) and $3 million pre-tax ($.01 per common share, after tax), respectively.

-	Loss from discontinued operations for the third and fourth quarters of 2007 includes a net loss from the sales of the 2007 and 2006 discontinued operations of $4 million, pre-tax ($.01 per common share, after tax) and $6 million pre-tax ($.01 per common share, after tax), respectively.

-	Operating results for the fourth quarter of 2006 include non-cash impairment charges for goodwill of $307 million pre-tax ($.79 per common share, after tax), primarily related to the Company’s European ready-to-assemble cabinet manufacturer.

-	Operating results for the first, second, third and fourth quarters of 2006 include costs and charges related to the Company’s profit improvement programs of $17 million pre-tax ($.03 per common share, after tax), $26 million pre-tax ($.05 per common share, after tax), $9 million pre-tax ($.01 per common share, after tax) and $5 million pre-tax ($.01 per common share, after tax), respectively.

-	Income (loss) from continuing operations for the second, third and fourth quarters of 2006 includes non-cash impairment charges for financial investments of $78 million pre-tax ($.13 per common share, after tax), $8 million pre-tax ($.01 per common share, after tax) and $15 million pre-tax ($.03 per common share, after tax), respectively.

-	Income (loss) from continuing operations for the first, second, third and fourth quarters of 2006 includes income related to financial investments of $6 million pre-tax ($.01 per common share, after tax), $11 million pre-tax ($.02 per common share, after tax), $9 million pre-tax ($.01 per common share, after tax) and $8 million pre-tax ($.01 per common share, after tax), respectively.

-	Income from discontinued operations for the third quarter of 2006 includes a net gain from the disposition of businesses of $50 million pre-tax ($.07 per common share, after tax).

-	Operating results exclude a business unit reclassified to discontinued operations in the second quarter of 2007 and sold in the fourth quarter of 2007 and a business unit sold in the third quarter of 2006, which were treated as discontinued operations in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

-	Per common share amounts for the four quarters of 2007 and 2006 do not total to the per common share amounts for the year, primarily due to the timing of common stock transactions.

MASCO CORPORATION
Sales by Segment and Geographic Area
Three Months Ended December 31, 2007 & 2006 — Unaudited
(dollars in millions)

	Three Months Ended		4th Qtr ‘07
	December 31,		vs.
	2007	2006	4th Qtr ‘06
Cabinets and Related Products	$665	$745	—	11%

Plumbing Products	832	809	+	3%

Installation and Other Services	589	726	—	19%

Decorative Architectural Products	349	351	—	1%

Other Specialty Products	263	300	—	12%

Total	$2,698	$2,931	—	8%

North America	$2,048	$2,348	—	13%

International, principally Europe	650	583	+	11%

Total, as above	$2,698	$2,931	—	8%

Notes:
-	Data exclude discontinued operations.

-	Excluding acquisitions, consolidated net sales declined nine percent, North American net sales declined 15 percent and International net sales increased 11 percent compared with the fourth quarter of 2006 (please see page 14 for the GAAP reconciliation).

-	International net sales in local currencies increased one percent compared with the fourth quarter of 2006 (please see page 14 for the GAAP reconciliation).

MASCO CORPORATION
Sales by Segment and Geographic Area
Twelve Months Ended December 31, 2007 & 2006 — Unaudited
(dollars in millions)

	Twelve Months Ended		12 Months ‘07
	December 31,		vs.
	2007	2006	12 Months ‘06
Cabinets and Related Products	$2,829	$3,286	—	14%

Plumbing Products	3,449	3,296	+	5%

Installation and Other Services	2,615	3,158	—	17%

Decorative Architectural Products	1,771	1,717	+	3%

Other Specialty Products	1,106	1,261	—	12%

Total	$11,770	$12,718	—	7%

North America	$9,271	$10,537	—	12%

International, principally Europe	2,499	2,181	+	15%

Total, as above	$11,770	$12,718	—	7%

Notes:
-	Data exclude discontinued operations.

-	Excluding acquisitions, consolidated net sales declined nine percent, North American net sales declined 14 percent and International net sales increased 15 percent compared with the twelve months ended December 31, 2006 (please see page 14 for the GAAP reconciliation).

-	International net sales in local currencies increased five percent compared with the twelve months ended December 31, 2006 (please see page 14 for the GAAP reconciliation).

MASCO CORPORATION
Quarterly Segment Data — 2007
Excluding Net Costs & Charges for Business Rationalizations and Other Initiatives
and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$2,829	$665	$736	$737	$691
- Plumbing Products	3,449	832	878	886	853
- Installation and Other Services	2,615	589	689	699	638
- Decorative Architectural Products	1,771	349	468	534	420
- Other Specialty Products	1,106	263	288	292	263

- Total	$11,770	$2,698	$3,059	$3,148	$2,865

- North America	$9,271	$2,048	$2,417	$2,548	$2,258
- International, principally Europe	2,499	650	642	600	607

- Total, as above	$11,770	$2,698	$3,059	$3,148	$2,865

Operating Profit:
- Cabinets and Related Products	$368	$71	$108	$107	$82
- Plumbing Products	350	64	104	99	83
- Installation and Other Services	197	34	65	62	36
- Decorative Architectural Products	384	63	113	115	93
- Other Specialty Products	132	14	39	45	34

- Total	$1,431	$246	$429	$428	$328

- North America	$1,191	$195	$356	$377	$263
- International, principally Europe	240	51	73	51	65

- Total, as above	$1,431	$246	$429	$428	$328

General Corporate Expense (GCE), Net	174	37	43	45	49

(Gain) on Sale of Corporate Fixed Assets, Net	(8)	—	—	(5)	(3)

Operating Profit (after GCE and Adjustments)	1,265	209	386	388	282

Other Income (Expense), Net	(189)	(59)	(45)	(64)	(21)

Income from Continuing Operations before
Income Taxes, Minority Interest and Cumulative
Effect of Accounting Change, Net	$1,076	$150	$341	$324	$261

Margins:
- Cabinets and Related Products	13.0%	10.7%	14.7%	14.5%	11.9%
- Plumbing Products	10.1%	7.7%	11.8%	11.2%	9.7%
- Installation and Other Services	7.5%	5.8%	9.4%	8.9%	5.6%
- Decorative Architectural Products	21.7%	18.1%	24.1%	21.5%	22.1%
- Other Specialty Products	11.9%	5.3%	13.5%	15.4%	12.9%
- Total	12.2%	9.1%	14.0%	13.6%	11.4%

- North America	12.8%	9.5%	14.7%	14.8%	11.6%
- International, principally Europe	9.6%	7.8%	11.4%	8.5%	10.7%
- Total, as above	12.2%	9.1%	14.0%	13.6%	11.4%

Notes:
-	Data exclude discontinued operations.

-	Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets.

-	Operating profit margins for the fourth quarter of 2007 exclude $227 million of impairment charges for goodwill and other intangible assets as follows: Plumbing Products ($69 million) and Other Specialty Products ($158 million).

-	Operating profit margins for the fourth quarter of 2007 exclude costs and charges of $19 million pre-tax related to business rationalization and other initiatives as follows: Cabinets and Related Products ($8 million), Plumbing Products ($5 million) and Installation and Other Services ($6 million).

-	Operating profit margins for the third quarter of 2007 exclude net costs and charges of $12 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($3 million, net of an $8 million gain from the sale of fixed assets), Plumbing Products ($3 million), Installation and Other Services ($5 million), and GCE ($1 million).

-	Operating profit margins for the second quarter of 2007 exclude costs and charges of $23 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($11 million), Plumbing Products ($2 million),

-	Installation and Other Services ($4 million), Decorative Architectural Products ($1 million), Other Specialty Products ($1 million) and GCE ($4 million).

-	Operating profit margins for the first quarter of 2007 exclude costs and charges of $25 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($10 million), Plumbing Products ($6 million), Installation and Other Services ($6 million), Other Specialty Products ($1 million) and GCE ($2 million).

MASCO CORPORATION
Quarterly Segment Data — 2007
Including Net Costs & Charges for Business Rationalizations and Other Initiatives
and Impairment Charges for Goodwill and Other Intangible Assets — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$2,829	$665	$736	$737	$691
- Plumbing Products	3,449	832	878	886	853
- Installation and Other Services	2,615	589	689	699	638
- Decorative Architectural Products	1,771	349	468	534	420
- Other Specialty Products	1,106	263	288	292	263

- Total	$11,770	$2,698	$3,059	$3,148	$2,865

- North America	$9,271	$2,048	$2,417	$2,548	$2,258
- International, principally Europe	2,499	650	642	600	607

- Total, as above	$11,770	$2,698	$3,059	$3,148	$2,865

Operating Profit (Loss):
- Cabinets and Related Products	336	$63	$105	$96	$72
- Plumbing Products	265	(10)	101	97	77
- Installation and Other Services	176	28	60	58	30
- Decorative Architectural Products	383	63	113	114	93
- Other Specialty Products	(28)	(144)	39	44	33

- Total	$1,132	$—	$418	$409	$305

- North America	$1,008	$60	$346	$360	$242
- International, principally Europe	124	(60)	72	49	63

- Total, as above	$1,132	$—	$418	$409	$305

General Corporate Expense (GCE), Net	181	37	44	49	51

(Gain) on Sale of Corporate Fixed Assets, Net	(8)	—	—	(5)	(3)

Operating Profit (Loss) (after GCE and Adjustments)	959	(37)	374	365	257

Other Income (Expense), Net	(189)	(59)	(45)	(64)	(21)

Income (Loss) from Continuing Operations before Income Taxes, Minority Interest and Cumulative Effect of Accounting Change, Net	$770	$(96)	$329	$301	$236

Margins:
- Cabinets and Related Products	11.9%	9.5%	14.3%	13.0%	10.4%
- Plumbing Products	7.7%	-1.2%	11.5%	10.9%	9.0%
- Installation and Other Services	6.7%	4.8%	8.7%	8.3%	4.7%
- Decorative Architectural Products	21.6%	18.1%	24.1%	21.3%	22.1%
- Other Specialty Products	-2.5%	-54.8%	13.5%	15.1%	12.5%
- Total	9.6%	0.0%	13.7%	13.0%	10.6%

- North America	10.9%	2.9%	14.3%	14.1%	10.7%
- International, principally Europe	5.0%	-9.2%	11.2%	8.2%	10.4%
- Total, as above	9.6%	0.0%	13.7%	13.0%	10.6%

Notes:

-	Data exclude discontinued operations.

-	Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets.

-	Operating profit margins for the fourth quarter of 2007 include $227 million of impairment charges for goodwill and other intangible assets as follows: Plumbing Products ($69 million) and Other Specialty Products ($158 million).

-	Operating profit margins for the fourth quarter of 2007 include net costs and charges of $19 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($8 million), Plumbing Products ($5 million) and Installation and Other Services ($6 million).

-	Operating profit margins for the third quarter of 2007 include net costs and charges of $12 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($3 million, net of an $8 million gain from the sale of fixed assets), Plumbing Products ($3 million), Installation and Other Services ($5 million), and GCE ($1 million).

-	Operating profit margins for the second quarter of 2007 include costs and charges of $23 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($11 million), Plumbing Products ($2 million), Installation and Other Services ($4 million), Decorative Architectural Products ($1 million), Other Specialty Products ($1 million) and GCE ($4 million).

-	Operating profit margins for the first quarter of 2007 include costs and charges of $25 million pre-tax related to business rationalizations and other initiatives as follows: Cabinets and Related Products ($10 million), Plumbing Products ($6 million), Installation and Other Services ($6 million), Other Specialty Products ($1 million) and GCE ($2 million).

MASCO CORPORATION
Quarterly Segment Data — 2006
Excluding Costs and Charges for Profit Improvement Programs
and Impairment Charges for Goodwill — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$3,286	$745	$826	$863	$852
- Plumbing Products	3,296	809	848	842	797
- Installation and Other Services	3,158	726	814	812	806
- Decorative Architectural Products	1,717	351	461	509	396
- Other Specialty Products	1,261	300	330	328	303

- Total	$12,718	$2,931	$3,279	$3,354	$3,154

- North America	$10,537	$2,348	$2,710	$2,829	$2,650
- International, principally Europe	2,181	583	569	525	504

- Total, as above	$12,718	$2,931	$3,279	$3,354	$3,154

Operating Profit:
- Cabinets and Related Products	$446	$80	$107	$138	$121
- Plumbing Products	320	48	88	101	83
- Installation and Other Services	344	65	89	95	95
- Decorative Architectural Products	371	66	107	121	77
- Other Specialty Products	225	47	69	65	44

- Total	$1,706	$306	$460	$520	$420

- North America	$1,475	$254	$401	$457	$363
- International, principally Europe	231	52	59	63	57

- Total, as above	$1,706	$306	$460	$520	$420

General Corporate Expense (GCE)	203	50	52	53	48

(Gain) Loss on Sale of Corporate Fixed Assets, Net	—	—	—	—	—

Income Regarding Litigation Settlement	(1)	(1)	—	—	—

Operating Profit (after GCE and Adjustments)	1,504	257	408	467	372

Other Income (Expense), Net	(226)	(53)	(44)	(99)	(30)

Income from Continuing Operations before Income Taxes, Minority Interest and Cumulative Effect of Accounting Change, Net	$1,278	$204	$364	$368	$342

Margins:
- Cabinets and Related Products	13.6%	10.7%	13.0%	16.0%	14.2%
- Plumbing Products	9.7%	5.9%	10.4%	12.0%	10.4%
- Installation and Other Services	10.9%	9.0%	10.9%	11.7%	11.8%
- Decorative Architectural Products	21.6%	18.8%	23.2%	23.8%	19.4%
- Other Specialty Products	17.8%	15.7%	20.9%	19.8%	14.5%
- Total	13.4%	10.4%	14.0%	15.5%	13.3%

- North American	14.0%	10.8%	14.8%	16.2%	13.7%
- International	10.6%	8.9%	10.4%	12.0%	11.3%
- Total, as above	13.4%	10.4%	14.0%	15.5%	13.3%

Notes:

-	Data exclude discontinued operations.

-	Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and income regarding litigation settlement.

-	Operating profit margins for the fourth quarter of 2006 exclude $307 million of impairment charges for goodwill as follows: Cabinets and Related Products ($306 million) and Plumbing Products ($1 million).

-	Operating profit margins for the first, second, third and fourth quarters of 2006 for the Plumbing Products segment exclude $17 million pre-tax, $11 million pre-tax, $7 million pre-tax and $4 million pre-tax, respectively, of costs and charges related to the Company’s profit improvement programs.

-	Operating profit margins for the second, third and fourth quarters of 2006 for the Cabinets and Related Products segment exclude $15 million pre-tax, $2 million pre-tax and $1 million pre-tax, respectively, of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility.

MASCO CORPORATION
Quarterly Segment Data — 2006
Including Costs and Charges for Profit Improvement Programs
and Impairment Charges for Goodwill — Unaudited
(dollars in millions)

	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Net Sales:
- Cabinets and Related Products	$3,286	$745	$826	$863	$852
- Plumbing Products	3,296	809	848	842	797
- Installation and Other Services	3,158	726	814	812	806
- Decorative Architectural Products	1,717	351	461	509	396
- Other Specialty Products	1,261	300	330	328	303

- Total	$12,718	$2,931	$3,279	$3,354	$3,154

- North America	$10,537	$2,348	$2,710	$2,829	$2,650
- International, principally Europe	2,181	583	569	525	504

- Total, as above	$12,718	$2,931	$3,279	$3,354	$3,154

Operating Profit (Loss):
- Cabinets and Related Products	$122	$(227)	$105	$123	$121
- Plumbing Products	280	43	81	90	66
- Installation and Other Services	344	65	89	95	95
- Decorative Architectural Products	371	66	107	121	77
- Other Specialty Products	225	47	69	65	44

- Total	$1,342	$(6)	$451	$494	$403

- North America	$1,417	$248	$392	$431	$346
- International, principally Europe	(75)	(254)	59	63	57

- Total, as above	$1,342	$(6)	$451	$494	$403

General Corporate Expense (GCE), Net	203	50	52	53	48

(Gain) Loss on Sale of Corporate Fixed Assets, Net	—	—	—	—	—

Income Regarding Litigation Settlement	(1)	(1)	—	—	—

Operating Profit (Loss) (after GCE and Adjustments)	1,140	(55)	399	441	355

Other Income (Expense), Net	(226)	(53)	(44)	(99)	(30)

Income (Loss) from Continuing Operations before Income Taxes, Minority Interest and Cumulative Effect of Accounting Change, Net	$914	$(108)	$355	$342	$325

Margins:
- Cabinets and Related Products	3.7%	-30.5%	12.7%	14.3%	14.2%
- Plumbing Products	8.5%	5.3%	9.6%	10.7%	8.3%
- Installation and Other Services	10.9%	9.0%	10.9%	11.7%	11.8%
- Decorative Architectural Products	21.6%	18.8%	23.2%	23.8%	19.4%
- Other Specialty Products	17.8%	15.7%	20.9%	19.8%	14.5%
- Total	10.6%	-0.2%	13.8%	14.7%	12.8%

- North America	13.4%	10.6%	14.5%	15.2%	13.1%
- International, principally Europe	-3.4%	-43.6%	10.4%	12.0%	11.3%
- Total, as above	10.6%	-0.2%	13.8%	14.7%	12.8%

Notes:

-	Data exclude discontinued operations.

-	Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and income regarding litigation settlement.

-	Operating profit (loss) margins for the fourth quarter of 2006 include $307 million of impairment charges for goodwill as follows: Cabinets and Related Products ($306 million) and Plumbing Products ($1 million).

-	Operating profit margins for the first, second, third and fourth quarters of 2006 for the Plumbing Products segment include $17 million pre-tax, $11 million pre-tax, $7 million pre-tax and $4 million pre-tax, respectively, of costs and charges related to the Company’s profit improvement programs.

-	Operating profit (loss) margins for the second, third and fourth quarters of 2006 for the Cabinets and Related Products segment include $15 million pre-tax, $2 million pre-tax and $1 million pre-tax, respectively, of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility.

MASCO CORPORATION
Other Income (Expense), Net
2007 & 2006 — by Quarter — Unaudited
(in millions)

	2007					2006
	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1	Year	Qtr. 4	Qtr. 3	Qtr. 2	Qtr. 1
Interest Expense	$(258)	$(61)	$(65)	$(69)	$(63)	$(240)	$(69)	$(54)	$(53)	$(64)
Income from Cash and Cash Investments	37	7	8	8	14	44	19	6	5	14
Other Interest Income	3	1	—	2	—	2	—	—	1	1
Realized Gains from Financial Investments, Net	43	3	11	7	22	34	8	9	11	6
Dividend Income	6	—	—	1	5	10	2	1	1	6
Impairment Charges for Financial Investments	(22)	—	(12)	(10)	—	(101)	(15)	(8)	(78)	—
Other, Net	2	(9)	13	(3)	1	25	2	2	14	7

Total Other Income (Expense), Net	$(189)	$(59)	$(45)	$(64)	$(21)	$(226)	$(53)	$(44)	$(99)	$(30)

Notes:

-	Data exclude discontinued operations.

-	Other, net, for the fourth quarter of 2007 includes $2 million of realized currency transaction losses.

MASCO CORPORATION
Condensed Consolidated Statements of Operations
Three Months Ended December 31, 2007 & 2006 — Unaudited
(dollars and shares in millions, except per share data)

			Three Months Ended		As a Percent of Sales
		%	December 31,		Three Months Ended December 31,
Line		Change	2007	2006	2007	2006
1	Net Sales	-8%	$2,698	$2,931	100.0%	100.0%
2	Cost of Sales	-8%	2,008	2,191	74.4%	74.8%

3	Gross Profit	-7%	690	740	25.6%	25.2%

	Operating Profit
4	- Before GCE, Litigation (Income), (Gain) on Sale of Corporate Fixed Assets and Impairment Charges for Goodwill and Other Intangible Assets (3-8)	-25%	227	301	8.4%	10.3%
5	- After GCE, Litigation (Income), (Gain) on Sale of Corporate Fixed Assets and Impairment Charges for Goodwill and Other Intangible Assets (3-9-10-11)	-33%	(37)	(55)	-1.4%	-1.9%

	S,G&A Expense:
6	- General Corporate Expense (GCE)	-26%	37	50	1.4%	1.7%
7	- (Gain) on Sales of Corporate Fixed Assets, Net		—	—	0.0%	0.0%
8	- All Other	5%	463	439	17.2%	15.0%

9	- Total S,G&A Expense	2%	500	489	18.5%	16.7%

10	Impairment Charges for Goodwill and Other Intangible Assets		227	307	8.4%	10.5%
11	Income Regarding Litigation Settlement		—	(1)	0.0%	0.0%
12	Other Income (Expense), Net		(59)	(38)	-2.2%	-1.3%
13	Impairment Charges for Financial Investments		—	(15)	0.0%	-0.5%

14	(Loss) Income from Continuing Operations before Income Taxes, Minority Interest and Cumulative Effect of Accounting Change, Net (5+12+13)	-11%	(96)	(108)	-3.6%	-3.7%
15	Income Taxes	-38%	34	55	1.3%	1.9%
	(Tax Rate)		35.4%	50.9%

16	(Loss) from Continuing Operations before Minority Interest and Cumulative Effect of Accounting Change	-20%	(130)	(163)	-4.8%	-5.6%
17	Minority Interest		(10)	(6)	-0.4%	-0.2%

18	(Loss) from Continuing Operations before Cumulative Effect of Accounting Change, Net	-17%	(140)	(169)	-5.2%	-5.8%
19	(Loss) from Discontinued Operations, Net		(11)	(18)	-0.4%	-0.6%
20	Cumulative Effect of Accounting Change, Net		—	—	0.0%	0.0%

21	Net (Loss)	-19%	$(151)	$(187)	-5.6%	-6.4%

	Earnings Per Common Share (Diluted):
	(Loss) from Continuing Operations before Cumulative Effect of Accounting Change, Net	-11%	$(0.39)	$(0.44)
	(Loss) from Discontinued Operations, Net		(0.03)	(0.05)
	Cumulative Effect of Accounting Change, Net		—	—

	Net (Loss)	-14%	$(0.42)	$(0.49)

	Average (Diluted) Common Shares	-6%	360	385

MASCO CORPORATION
Condensed Consolidated Statements of Income
Twelve Months Ended December 31, 2007 & 2006 — Unaudited
(dollars and shares in millions, except per share data)

			Twelve Months Ended		As a Percent of Sales
		%	December 31,		Twelve Months Ended December 31,
Line		Change	2007	2006	2007	2006
1	Net Sales	-7%	$11,770	$12,718	100.0%	100.0%
2	Cost of Sales	-7%	8,559	9,212	72.7%	72.4%

3	Gross Profit	-8%	3,211	3,506	27.3%	27.6%

	Operating Profit
4	- Before GCE, Litigation (Income), (Gain) on Sale of Corporate Fixed Assets and Impairment Charges for Goodwill and Other Intangible Assets (3-8)	-18%	1,359	1,659	11.5%	13.0%
5	- After GCE, Litigation (Income), (Gain) on Sale of Corporate Fixed Assets and Impairment Charges for Goodwill and Other Intangible Assets (3-9-10-11)	-16%	959	1,140	8.1%	9.0%

	S,G&A Expense:
6	- General Corporate Expense (GCE)	-11%	181	203	1.5%	1.6%
7	- (Gain) on Sales of Corporate Fixed Assets, Net		(8)	—	-0.1%	0.0%
8	- All Other	0%	1,852	1,847	15.7%	14.5%

9	- Total S,G&A Expense	-1%	2,025	2,050	17.2%	16.1%

10	Impairment Charges for Goodwill and Other Intangible Assets		227	317	1.9%	2.5%
11	Income Regarding Litigation Settlement		—	(1)	0.0%	0.0%
12	Other Income (Expense), Net		(167)	(125)	-1.4%	-1.0%
13	Impairment Charges for Financial Investments		(22)	(101)	-0.2%	-0.8%

14	Income from Continuing Operations before Income Taxes, Minority Interest and Cumulative Effect of Accounting Change, Net (5+12+13)	-16%	770	914	6.5%	7.2%
15	Income Taxes	-18%	336	409	2.9%	3.2%
	(Tax Rate)		43.6%	44.7%

16	Income from Continuing Operations before Minority Interest and Cumulative Effect of Accounting Change	-14%	434	505	3.7%	4.0%
17	Minority Interest		(37)	(27)	-0.3%	-0.2%

18	Income from Continuing Operations before Cumulative Effect of Accounting Change, Net	-17%	397	478	3.4%	3.8%
19	(Loss) Income from Discontinued Operations, Net		(11)	13	-0.1%	0.1%
20	Cumulative Effect of Accounting Change, Net		—	(3)	0.0%	0.0%

21	Net Income	-21%	$386	$488	3.3%	3.8%

	Earnings Per Common Share (Diluted):
	Income from Continuing Operations before Cumulative Effect of Accounting Change, Net	-11%	$1.06	$1.20
	(Loss) Income from Discontinued Operations, Net		(0.03)	0.03
	Cumulative Effect of Accounting Change, Net		—	(0.01)

	Net Income	-15%	$1.03	$1.22

	Average (Diluted) Common Shares	-7%	373	400

MASCO CORPORATION
Condensed Consolidated Balance Sheets — Unaudited
(in millions)

	December 31,	December 31,
	2007	2006
Assets
Current Assets:
Cash and Cash Investments	$922	$1,958
Receivables	1,405	1,613
Inventories	1,126	1,263
Prepaid Expenses and Other	355	281

Total Current Assets	3,808	5,115
Property and Equipment, Net	2,367	2,363
Goodwill	3,938	3,957
Other Intangible Assets, Net	323	306
Other Assets	471	584

Total Assets	$10,907	$12,325

Liabilities
Current Liabilities:
Accounts Payable	$714	$815
Notes Payable	122	1,446
Accrued Liabilities	1,072	1,128

Total Current Liabilities	1,908	3,389
Long-term Debt	3,966	3,533
Deferred Income Taxes and Other	1,008	932

Total Liabilities	6,882	7,854
Shareholders’ Equity	4,025	4,471

Total Liabilities and Shareholders’ Equity	$10,907	$12,325

MASCO CORPORATION
Discontinued Operations — Unaudited
(in millions)

	Three Months Ended
	December 31,
	2007	2006
Net Sales	$9	$15

(Loss) Income from Discontinued Operations	$—	$(14)
(Loss) on Disposal of Discontinued Operations, Net	(9)	(1)

(Loss) before Income Tax	(9)	(15)
Income Tax	(2)	(3)

(Loss) from Discontinued Operations, Net	$(11)	$(18)

	Twelve Months Ended
	December 31,
	2007	2006
Net Sales	$63	$115

Income (Loss) from Discontinued Operations	$2	$(6)
(Loss) Gain on Disposal of Discontinued Operations, Net	(10)	50

(Loss) Income before Income Tax	(8)	44
Income Tax	(3)	(31)

(Loss) Income from Discontinued Operations, Net	$(11)	$13

MASCO CORPORATION
GAAP Reconciliation of Sales Growth
Excluding the Effect of Acquisitions and Currency Translation — Unaudited
(in millions)

	Three Months Ended
	December 31,
	2007	2006
Consolidated Net Sales, As Reported	$2,698	$2,931
- Acquisitions	(44)	—

Consolidated Net Sales, Excluding Acquisitions	$2,654	$2,931

North American Net Sales, As Reported	$2,048	$2,348
- Acquisitions	(44)	—

North American Net Sales, Excluding Acquisitions	$2,004	$2,348

International Net Sales, As Reported	$650	$583
- Acquisitions	—	—

International Net Sales, Excluding Acquisitions	650	583
- Currency Translation	(63)	—

International Net Sales, Excluding Acquisitions and Currency Translation	$587	$583

	Twelve Months Ended
	December 31,
	2007	2006
Consolidated Net Sales, As Reported	$11,770	$12,718
- Acquisitions	(175)	—

Consolidated Net Sales, Excluding Acquisitions	$11,595	$12,718

North American Net Sales, As Reported	$9,271	$10,537
- Acquisitions	(175)	—

North American Net Sales, Excluding Acquisitions	$9,096	$10,537

International Net Sales, As Reported	$2,499	$2,181
- Acquisitions	—	—

International Net Sales, Excluding Acquisitions	2,499	2,181
- Currency Translation	(207)	—

International Net Sales, Excluding Acquisitions and Currency Translation	$2,292	$2,181

Notes:

-	Data exclude discontinued operations.

-	The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

-	The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period’s exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

MASCO CORPORATION
GAAP Reconciliation of Operating (Loss) Profit and Margins — Unaudited
(dollars in Millions)

	Three Months Ended December 31,
	2007		2006
	$	Margin	$	Margin

Operating Loss, As Reported	$(37)	-1.4%	$(55)	-1.9%
Impairment Charges for Goodwill and Other Intangible Assets	227		307
Business Rationalizations and Other Initiatives	19		5

Operating Profit, As Reconciled	$209	7.7%	$257	8.8%

	Twelve Months Ended December 31,
	2007		2006
	$	Margin	$	Margin
Operating Profit, As Reported	$959	8.1%	$1,140	9.0%
Impairment Charges for Goodwill and Other Intangible Assets	227		317
Business Rationalizations and Other Initiatives	79		47

Operating Profit, As Reconciled	$1,265	10.7%	$1,504	11.8%

Notes:

-	Data exclude discontinued operations.

-	Business rationalizations and other initiatives costs of $79 million for the year ended December 31, 2007 are net of an $8 million gain from the sale of fixed assets.

-	The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

MASCO CORPORATION
GAAP Reconciliation of Operating Profit and Shareholders’ Equity — Unaudited
(in millions)

Twelve
Months Ended
December 31,
2007
Operating Profit, As Reported	$959
Impairment Charges for Goodwill and Other Intangible Assets, Continuing Operations	227

Operating Profit, As Reconciled	$1,186

	Twelve Months Ended
	December 31,
	2007	2006
Shareholders’ Equity, As Reported	$4,025	$4,471
Impairment Charges for Goodwill and Other Intangible Assets (after tax)	208	331
Income Regarding Litigation Settlement (after tax)	—	(1)

Shareholders’ Equity, As Reconciled	$4,233	$4,801

Notes:

-	Data exclude discontinued operations.

-	The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

-	This information is provided as detail for the calculation of return on invested capital (“ROIC”) which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders’ equity.